Exhibit 32

CERTIFICATION OF THE CHIEF EXECUTIVE OFFICER AND INTERIM CHIEF FINANCIAL OFFICER

PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of The Greenrose Holding Company Inc. (the “Company”) on Form 10-Q for the quarterly period ended June 30, 2022, as filed with the Securities and Exchange Commission (the “Report”), I, William F. Harley III, as Chief Executive Officer and Interim Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as added by §906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	To my knowledge, the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the period covered by the Report.

Dated: August 22, 2022

By:	/s/ William F. Harley III
Name:	William F. Harley III
Title:	Chief Executive Officer, Interim Chief Financial Officer
(Principal Executive Officer, Financial and Accounting Officer)